338428782 v1 Exhibit 10.1 ORIGIN MATERIALS, INC. SERIES A JUNIOR PREFERRED STOCK PURCHASE AGREEMENT THIS SERIES A JUNIOR PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of July 7, 2026, between ORIGIN MATERIALS, INC., a Delaware corporation (the “Company”) and Joshua Lee (the “Purchaser”). WHEREAS, the Company is willing to sell, and the Purchaser is willing to purchase, one (1) share of Series A Junior Preferred Stock, par value $0.0001 per share (the “Series A Junior Preferred Stock”) (as defined in the Company’s Certificate of Designation of Series A Junior Preferred Stock, dated July 7, 2026) on the terms and conditions set forth in this Agreement (the “Share Purchase”). NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree to the Share Purchase in accordance with the terms and subject to the conditions set forth herein. 1. PURCHASE AND SALE OF SERIES A JUNIOR PREFERRED STOCK 1.1 Share Purchase. Subject to the terms and conditions of this Agreement, the Company and the Purchaser agree to the Share Purchase on the Closing Date (as defined below). 1.2 Purchase Price. The aggregate purchase price for the one (1) share of Series A Junior Preferred Stock shall be equal to $0.01 per share, for an aggregate purchase price of $0.01. 1.3 Closing. The Share Purchase shall take place concurrently with the execution of this Agreement (the “Closing Date”). 2. REPRESENTATIONS AND WARRANTIES OF THE PARTIES 2.1 Investment Purpose. The Purchaser represents and warrants that he is acquiring the Share for his own account for investment and voting purposes only and not with a view to or for sale in connection with any distribution of such shares, as such term is defined under the Securities Act of 1933, as amended (the “Securities Act”). The Purchaser understands and acknowledges that the Share constitutes “restricted stock” as such term is defined under the Securities Act and may not be sold or otherwise transferred unless registered under the Securities Act or unless an appropriate exemption from registration shall then exist. 2.2 Accredited Investor. The Purchaser represents and warrants he an “accredited investor” as defined in Regulation D under the Securities Act. 2.3 Accredited Investor. The Purchaser acknowledges receipt of the Share in uncertificated form, and the Company acknowledges receipt from Purchaser of cash or a check in the amount of $0.01. 2.4 Further Assurances. Each of the Purchaser and the Company shall take all reasonably necessary action to ensure this transaction is exempt from registration under the Securities Act in compliance with Rule 506 of Regulation D under the Securities Act.

338428782 v1 -2- 3. MISCELLANEOUS 3.1 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. 3.2 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof. 3.3 Amendments. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by both the Company and the Purchaser. 3.4 Execution. This Agreement may be executed in two or more counterparts, all of which together shall be considered one and the same agreement. [Signature Page Follows]

338428782 v1 [SIGNATURE PAGE TO ORIGIN MATERIALS, INC. SERIES A JUNIOR PREFERRED STOCK PURCHASE AGREEMENT] The parties have executed this Agreement as of the date first set forth above. COMPANY: ORIGIN MATERIALS, INC. By: /s/ Matt Plavan Name: Matt Plavan Title: Interim Chief Executive Officer, Chief Financial Officer, Chief Operating Officer PURCHASER: /s/ Joshua Lee Name: Joshua Lee